SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2003

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Almaden Boulevard San Jose, California (Address of principal executive offices)	95113-2211 (Zip Code)

(408) 975-3900

(Registrant’s telephone number, including area code)

Item 5:    Other Events and Item 9. Regulation FD Disclosure.

On March 27, 2003, Agile Software Corporation, a Delaware corporation (“Agile”) acquired all of the issued and outstanding shares of capital stock of ProductFactory, Inc., a Delaware corporation (“ProductFactory”), pursuant to an Agreement and Plan of Reorganization dated March 14, 2003.

On April 2, 2003, Agile issued a press release announcing the acquisition of ProductFactory. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. This 8-K is being filed pursuant to Regulation FD.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

The following Exhibit is filed as part of this report:

Exhibit No.	Description
99.1	Press release dated April 2, 2003, issued by Agile Software Corporation, announcing the acquisition of ProductFactory, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILE SOFTWARE CORPORATION

Date: April 10, 2003	By:	/s/ CAROLYN V. AVER
Carolyn V. Aver Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press release dated April 2, 2003, issued by Agile Software Corporation, announcing the acquisition of ProductFactory, Inc.